Exhibit 99.1

Our Time is Now January 2021

Forward - Looking Statements & Other Important Cautions This presentation contains forward - looking statements within the meaning of safe harbor of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws including statements about Idera Pharmaceuticals, Inc.’s (the “Company” or “ Idera ”) expectations for, and obligations under, the content contained in this presentation. All statements, other than statements of historical fact, included or incorporated in this presentation, including statements regarding the Company's strategy, future operations, collaborations, intellectual property, cash resources, financial position, future revenues, projected costs, prospects, plans, objectives of management, stockholder value, value growth, commercial and expansion opportunities, market demand, sales projections, possible indications, and clinical trial plans, including enrollment and timing of results, are forward - looking statements. The words "believes," "anticipates," "estimates," "plans," "expects," "intends," "may," "could," "should," "potential," "likely," "projects," "continue," "will," “schedule,” and "would" and similar expressions are intended to identify forward - looking statements, although not all forward - looking statements contain these identifying words. These forward - looking statements are predictions based on the Company’s current expectations and projections about future events and various assumptions. Idera cannot guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward - looking statements and you should not place undue reliance on the Company's forward - looking statements. These forward - looking statements involve known and unknown risks, uncertainties, and other factors, which may be beyond Idera’s control, and which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance, or achievements expressed or implied by such forward - looking statements. There are a number of important factors that could cause Idera's actual results to differ materially from those indicated or implied by its forward - looking statements, including, without limitation: whether the Company’s cash resources will be sufficient to fund the Company’s continuing operations and the further development of the Company’s programs; whether the Company will have any unforeseen cash needs; whether the Company will receive all potential proceeds from existing private placements; whether interim results from a clinical trial will be predictive of the final results of the trial; whether results obtained in preclinical studies and clinical trials will be indicative of the results that will be generated in future clinical trials, including in clinical trials in different disease indications; whether products based on Idera's technology will advance into or through the clinical trial process on a timely basis or at all and receive approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies; and if the Company's products receive approval, whether they will be successfully distributed and marketed. All forward - looking statements included in this presentation are made as of the date hereof and are expressly qualified in their entirety by this cautionary notice and additional risks and uncertainties, including, without limitation, those risks and uncertainties described in the Company’s Annual Report on Form 10 - K for the year ended December 31, 2019, and otherwise in the Company’s filings and reports filed with Securities and Exchange Commission. While Idera may elect to do so at some point in the future, the Company does not assume any obligation to update any forward - looking statements and it disclaims any intention or obligation to update or revise any forward - looking statement, whether as a result of new information, future events or otherwise, except as may be required by law. © 2021 IDERA 2

Tilsotolimod: Injecting Innovation into Cancer Immunotherapy • Significant Patient Need • Competitive Attributes • Advanced Melanoma • Moving Beyond Melanoma • Strong Exclusivity and Financial Readiness Our time is now © 2021 IDERA — OVERVIEW 3

As cancer incidence continues to rise, spending on global PD - (L)1 therapies are projected to more than triple © 2021 IDERA — OVERVIEW 4 2019 2026 (e) $24 Billion $76 Billion • Increased diagnoses • Rising incidence of cancer • Greater disease awareness • Timely detection • New approved uses of existing PD - (L)1 therapies • New compounds • Use in earlier lines of therapy QY Research; Global PD - 1 and PD - L1 Inhibitors Industry Research Report, Growth Trends and Competitive Analysis 2020 - 2026

© 2021 IDERA — OVERVIEW 5 Significant unmet need remains • Patients with advanced cancer typically have a poor prognosis • As many as 87% of patients progress due to primary or acquired resistance to anti - PD - (L)1s 1 • If shown to be an effective therapy post anti - PD - 1, tilsotolimod could provide hope to many cancer patients 1 Haslam and Prasad. JAMA Network Open. 2019;2(5):e192535.

s © 2021 IDERA — COMPETITVE ATTRIBUTES 6 Key Attributes of Tilsotolimod vs other therapies following anti - PD - 1 • May help overcome resistance to anti - CTLA - 4s • Encouraging safety profile • Non - viral • Can be administered into deep lesions or viscera (with radiology guidance) • Single site of injection • No device needed • Total treatment duration of 6 months * * For tilsotolimod + ipilimumab combination in ILLUMINATE - 301

© 2021 IDERA — COMPETITIVE ATTRIBUTES 7 Tilsotolimod is the most advanced TLR9 agonist in development. Phase 3 data is imminent x Late Q1 2021 Activates both TNF α and B cells x TNFα activation and proliferation of naïve and effector T cells x Checkpoint inhibitors require T - cells & B - cells to effectively fight cancer Purposeful Structure x Potency via 2 accessible 5’ - ends, which are needed for immune activation x Avoids increased manufacturing complexity for virus - like particle encapsulation

Advanced Melanoma • Patient Need • Illuminate 301 • Market Potential • Next Steps © 2021 IDERA — ADVANCED MELANOMA 8

Most Melanoma Patients Progress After PD - 1 © 2021 IDERA — ADVANCED MELANOMA 9 This may be the result of the absence of T - cells and/or acquired immune resistance, limiting the ability of the immune system to target the tumor 1. American Cancer Society. www.cancer.org/cancer/melanoma - skin - cancer/about/key - statistics.html. Accessed January 7, 2021. 2. Watson et al. J. Am. Acad. Dermatol. 2011;65(5):S6 3. Mooradian and Sullivan. Cancer Network. 2019;33(4). 100,000 Invasive Melanoma 1 Diagnosed (US) Diagnosed ~13% Beyond Localized and Eligible for PD - 1 2 70% - 85% Progression After PD - 1 3 9,100 to 11,000 US patients with unmet need

Ipilimumab alone does not seem to sufficiently address the unmet need in anti-PD-1 refractory patients.

Historical data of 321 patients suggest ipilimumab monotherapy ORR of 9.5% and DCR of 28.7%*

N	ORR	DCR	Reference
97	13%	45%	Long et al (2016, Nov). Outcomes in patients treated with ipilimumab after pembrolizumab in KEYNOTE-006. Presented at the Society for Melanoma Research 2016 Congress, Boston, MA.
60	4%	16%	Fujisawa et al. Retrospective study of advanced melanoma patients treated with ipilimumab after nivolumab: Analysis of 60 Japanese patients. J. Dermatol. Sci. 2018;89(1):60-66.
47	4%	17%	Weichenthal et al. Salvage therapy after failure from anti PD-1 single agent treatment, A Study by the German ADOReg melanoma registry. J. Clin. Oncol. 2019;37:15_suppl,9505.
47	16%	42%	Zimmer et al. Ipilimumab alone or in combination with nivolumab after progression on anti PD-1 therapy in advanced melanoma. Eur. J. Cancer. 2017;75:47-55.
40	10%	18%	Bowyer et al. Efficacy and toxicity of treatment with the anti-CTLA-4 antibody ipilimumab in patients with metastatic melanoma after prior anti-PD-1 therapy. Br. J. Cancer. 2016;114(10):1084-1089.
30	7%	13%	Muto et al. Investigation of clinical factors associated with longer overall survival in advanced melanoma patients treated with sequential ipilimumab. J. Dermatology. 2019;46:498-506.

* ORR: Overall Response Rate; DCR: Disease Control Rate.

Weighted average of above 6 studies. There are three additional studies of n=9, n=8, n=7 respectively: Aya, et al., Future Oncol. 2016;12(23):2683-**2688 (ORR=22%);** Jacobsoone-Ulrich et al., Melanoma Res. 2016;26(2):153-**156 (ORR=50%);** Saijo, et al., Tohoku J. Exp. Med., 2019;248:37-**43 (ORR=0%).**

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© 2021 IDERA — ADVANCED MELANOMA

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© 2021 IDERA — ADVANCED MELANOMA • Ipilimumab 3 mg/kg Treatment Duration: 10 weeks Arm A • Ipilimumab 3 mg/kg + • Intratumoral tilsotolimod 8 mg Treatment duration: 24 weeks Arm B 1:1 N ≈ 454 No Crossover BMS is providing Idera the ipilimumab for ILLUMINATE - 301 free of charge Tilsotolimod, in combination with ipilimumab, may address that unmet need 11 Ipilimumab - naïve patients with anti - PD - 1 refractory advanced melanoma Primary endpoint family • ORR by independent review per RECIST v1.1 • OS Key secondary endpoints • Durable response rate (DRR) • Duration of response (DOR) • Time to response • Progression - free survival (PFS) • PFS and OS at 1 & 2 years • Patient - reported outcomes • Safety

ILLUMINATE - 301 © 2021 IDERA — ADVANCED MELANOMA 12 Accelerated Approval would be sought based on the totality of the topline data available in late Q1 2021 Study to continue to OS outcome • Statistically and clinically meaningful improvement in response rate – For example: ORR of 20% in combination arm vs 10% in ipilimumab - alone arm • Positive supporting data – Duration of response (DOR) – Disease control rate (DCR) • Encouraging safety profile Success factors

Data from Tilsotolimod (8 mg) + Ipilimumab in ILLUMINATE - 204, % (n) (n=49) 1 Historical Data of Ipilimumab Monotherapy: (n=321) 2 Overall Response Rate (CR or PR) 22.4% (11) (95% CI: 11.8 - 36.6%) Median Duration of Response (DOR) of 11.4 months (95% CI: 3.3 – NR) 9.5% Disease Control Rate (CR, PR, or SD) 71.4% (35) (95% CI: 56.7 - 83.4%) 28.7% Safety Encouraging Safety Profile Median Overall Survival 21.0 months (95% CI: 9.8 - NR) 1. 49 of 52 subjects had at least 1 post - baseline disease assessment 2. Weighted average from pooled post - hoc analysis of 6 studies in post - PD - 1 patients. References available on Slide 10. NR: not reached Reasons to Believe Data from ILLUMINATE - 204 show potential for clinically meaningful benefit © 2021IDERA — ADVANCED MELANOMA 13

© 2021 IDERA — ADVANCED MELANOMA 14 Success in ILLUMINATE - 301 could yield a significant commercial opportunity in melanoma Peak year sales estimates 1 , if approved: US: ~$600 million EU: ~$350 million 1. Based on current company forecast through 2037 Tilsotolimod - eligible patients with unmet need

© 2021 IDERA – ADVANCED MELANOMA 15 Planning for Success If approved, MODTYLSO (tilsotolimod) will be Idera’s first commercial product COO Dan Soland added to the team Responsibility for Commercial & CMC NDA & supply chain readiness well under way Commercial team buildout to begin in late 2021 Planning for rolling submission & priority review Total commercial team est. ~50 or fewer

© 2021 IDERA Moving Beyond Melanoma Tilsotolimod Expansion Opportunity 16

Tilsotolimod may contribute to better patient outcomes Designed to stimulate the immune system. • Binds to TLR9 • Alters the tumor microenvironment in both injected and non - injected tumors • Supports innate and adaptive immunity • Results in tumor cell death (HAYMAKER et. al., ESMO 2020) © 2021 IDERA — EXPANSION OPPORTUNITY 17

© 2021 IDERA — EXPANSION OPPORTUNITY 18 We believe the well - established mechanism of action may apply in many tumor types Key evidence supporting the MOA • Activation of Type I interferon pathway • Maturation of intratumoral dendritic cells (DC) • Increased immune infiltration & expansion of major T cell clones • Tumor regression correlated to presence of Ki67+ T - cells • Responses observed in tumors with low HLA - ABC baseline expression, which are resistant to ipilimumab alone Translational data from Ph 2 trial of tilsotolimod + ipilimumab in patients with anti - PD - 1 refractory advanced melanoma * Translational data from tilsotolimod monotherapy study in multiple tumor types † Idera pre - clinical studies * Haymaker, ESMO 2020 † Babiker , AACR 2020

Differential Gene Expression In Injected Lesion: 24 hrs vs baseline ILLUMINATE - 101 tilsotolimod monotherapy in refractory solid tumors ILLUMINATE - 204 tilsotolimod + ipilimumab in anti - PD - 1 refractory advanced melanoma Regardless of tumor type, tilsotolimod induced rapid gene expression changes in the tumor microenvironment 19 Differential Gene Expression In Injected Lesion: 24 hrs vs baseline © 2021 IDERA — EXPANSION OPPORTUNITY adj. p - value <0.01 adj. p - value <0.05 adj. p - value <0.01 adj. p - value <0.05

Tilsotolimod represents multi-billion-dollar potential to improve patient outcomes following PD-(L)1 therapy

Use in emerging I/O-addressable tumors

Moderate response to cornerstone anti-PD-1

Goal to increase number of approved settings


~174,000
Tilsotolimod
Eligible
87% progression
after PD-1[2]
~200,000 Unique
Patients on PD-(L)1
Therapy[1]

Use with "cold" tumors not addressable with current I/O

Significant opportunity in tumors with:

Low mutation load

Low dendritic cell infiltration

idera

© 2021 IDERA — EXPANSION OPPORTUNITY

[1] IQVIA Institute. Global Oncology Trends 2019. Parsippany, NJ.
[2] Haslam and Prasad. *JAMA Network Open.* 2019;2(5):e192535.

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ILLUMINATE-206 Multicohort Protocol Design

Illuminate Tilsotolimod Clinical Trials

Cohorts for each tumor type & combination

First indication:
MSS-CRC
Highly immunosuppressive with no approved I/O options

High Unmet Need

Of total CRC cases, **MSS represents 80-85%** (& a higher proportion of deaths)

~**140,000** new MSS-CRC cases with ~50,000 deaths per year

Significant Commercial Potential

Potential US peak year sales for tilsotolimod in MSS-CRC:

> $1.6B[1]

BMS is providing Idera the ipilimumab and nivolumab for ILLUMINATE-206 free of charge idera

© 2021 IDERA — EXPANSION OPPORTUNITY

[1]Based on current company forecast through 2037

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© 2021 IDERA — EXPANSION OPPORTUNITY 22 Next Data Coming in 3Q Tilsotolimod + nivolumab + ipilimumab in MSS - CRC • Encouraged by initial safety profile along with 1 SD per RECIST v1.1 • 6 of the progressing patients had stability or reduction in size of injected lesions • 6 had stability or reduction in overall size of non - injected lesions • Enrolling an additional 10 patients with changes aimed at improving outcomes • Increasing frequency of ipilimumab dosing from Q8W to Q3W • Limiting the number of allowed prior lines of treatment to 2 or fewer • Data expected Q3 2021 • Trial may expand further pending outcomes

ABBV - 368 (OX - 40) + Tilsotolimod in Patients with Recurrent or Metastatic Head & Neck Squamous Cell Carcinoma (HNSCC) The study will test three separate treatment arms (N = 69, 23 per arm): • ABBV - 368 plus tilsotolimod ; • ABBV - 368 plus tilsotolimod and nab - paclitaxel (chemotherapy); and • ABBV - 368 plus tilsotolimod, nab - paclitaxel, and ABBV - 181 (anti - PD - 1 agonist). Clinical Collaboration with AbbVie Further broadens commercial potential via other combinations and tumor types © 2021 IDERA — EXPANSION OPPORTUNITY 23

© 2021 IDERA — EXCLUSIVITY Composition of Matter Patent Exclusivity Provides exclusivity until 2030 (estimated), inclusive of patent term extension Method - of - Use Patent Covers certain melanoma, CRC, & HNSCC treatments in combination with therapies targeting CTLA - 4, PD - 1, or PD - L1 Est. expiration in Sept. 2037 Orphan Drug Designation Granted “for treatment of melanoma Stages IIb to IV” by the FDA Strong Exclusivity Three sources of exclusivity for tilsotolimod in the U.S. 24

© 2021 IDERA – FINANCIAL READINESS 25 1 Potential future closings from current private placements at investors’ discretion 2 Based on estimated, unaudited financial results and management’s operating plan as of 12/31/2020 3 Based on potential future closings from current private placements at investors’ discretion Financials Capital to move tilsotolimod toward commercialization in advanced melanoma April July Oct Additional Closings for up to $20.0M 1 Additional Closing for $15.0M 1 Jan 2021 Jan 2022 Jan 2023 Potential Cash Runway into Q1 2023 3 Current Cash Runway into Q1 2022 2 ILLUMINATE - 301 Topline Data Additional Closing for $15.0M 1 Current shares outstanding ~38M as of 12/31/2020

© 2021 IDERA 26 Our time is now • Tilsotolimod Opportunity Begins in Melanoma… – Phase 3 trial poised to deliver – Data expected late Q1 2021 • …And is Followed by MSS - CRC – Next Phase 2 data subset expected Q3 • Financial Flexibility, Exclusivity Protections, and Organizational Readiness to Deliver Patients are waiting

Thank You